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                                                                EXHIBIT (d)(iii)

                       AMENDMENT TO SUBADVISORY AGREEMENT

         This AMENDMENT TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of August 1, 2002, by and among SUNAMERICA ASSET MANAGEMENT CORP. (the "Adviser") and ALLIANCE CAPITAL MANAGEMENT L.P. (the "Subadviser").

                                    RECITALS

                  WHEREAS, the Adviser and SunAmerica Series Trust (the "Trust') entered into an Investment Advisory Agreement dated January 1, 1999, as amended May 23, 2000, November 29, 2000 and May 21, 2002 with respect to the Alliance Growth Portfolio, the Growth-Income Portfolio and the Global Equities Portfolio (the "Portfolios"); and

                  WHEREAS, the Adviser and the Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999 (the "Agreement"), with respect to the Trust Portfolios with the Sub-Adviser; and

                  WHEREAS, the parties wish to amend Section 3 of the Agreement to reflect the addition of the Small & Mid Cap Value Portfolio.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Adviser and the Subadviser agree as follows:

                  1.       Section 3 Amendment. Addition of the new Portfolio .

                           New Portfolio                       Fee

                           Small & Mid Cap Value Portfolio     0.50% per annum

                  2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

                  3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                        BY: ALLIANCE CAPITAL MANAGEMENT
SUNAMERICA ASSET MANAGEMENT CORP.       CORPORATION, its General Partner

By: /s/ Peter A. Harbeck                By: /s/ Louis T. Mangan
    -------------------------------         -------------------------------
Name:  Peter A. Harbeck                 Name:  Louis T. Mangan
Title: President and Chief              Title: Senior Vice President and Counsel
       Executive Officer